UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2004

VIROLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Oyster Point Blvd. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(650) 635-1100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective upon the closing of its merger with ACLARA BioSciences, Inc. on December 10, 2004, the Board of Directors of ViroLogic, Inc. (the “Company”) appointed John Mendlein and Thomas Baruch, who previously served as ACLARA directors, to the ViroLogic Board of Directors. In connection with that appointment, on December 16, 2004, the Board of Directors of the Company granted to each of Mr. Mendlein and Mr. Baruch stock options to purchase 30,000 shares of the Company’s Common Stock. These stock options were granted under the Company’s 2004 Equity Incentive Plan (the “Incentive Plan”), a copy of which is included as Exhibit 99.1 and incorporated herein by reference. The options, which are nonstatutory options, have a term of eight (8) years and vest monthly over a period of thirty-six (36) months. They also include a provision pursuant to which their vesting and exercisability will be accelerated upon a change in control (as defined in the Incentive Plan) of the Company. The form of option agreement used by the Company for option grants to directors and executive officers under the Incentive Plan is included as Exhibit 99.2 and incorporated herein by reference.

On December 21, 2004, the Company entered into a letter agreement with Karen J. Wilson, who had served as the Company’s Chief Financial Officer until the closing of its merger with ACLARA. A copy of the letter agreement is included as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1 (1)	ViroLogic, Inc. 2004 Equity Incentive Plan

99.2	Form of Option Agreement Under ViroLogic, Inc. 2004 Equity Incentive Plan

99.3	Letter Agreement with Karen J. Wilson

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (No. 333-121437) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViroLogic, Inc.

Date: December 22, 2004	/s/ Kathy L. Hibbs
Kathy L. Hibbs Vice President, General Counsel

Exhibit Index

Exhibit Number	Description
99.1 (1)	ViroLogic, Inc. 2004 Equity Incentive Plan

99.2	Form of Option Agreement Under ViroLogic, Inc. 2004 Equity Incentive Plan

99.3	Letter Agreement with Karen J. Wilson

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (No. 333-121437) and incorporated herein by reference.